UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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               SAN JOAQUIN BANCORP
(Name of Registrant as Specified In Its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAN JOAQUIN BANCORP 1000 Truxtun Avenue Bakersfield, California 93301

April 12, 2007

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of San Joaquin Bancorp. It will be held at 4:00 p.m. PDT on Wednesday, May 23, 2007, at the Rosedale Office of San Joaquin Bank, 3800 Riverlakes Drive, Bakersfield, California as stated in the formal notice accompanying this letter. We hope you will plan to attend.

San Joaquin Bancorp became the holding company for San Joaquin Bank on July 31, 2006. The following Proxy Statement discusses the business to be conducted at the Annual Meeting, which includes the election of directors and the ratification of the appointment of independent auditors. We will also review operating results for the past year. We urge you to read this Proxy Statement carefully so that you may vote your interests in an informed manner.

In order to ensure your shares are voted at the Meeting, you can vote by Internet or through the mail. Instructions regarding internet voting are included on the Proxy Card. If you choose to vote by mail, please sign, date and return the proxy card in the accompanying postage-paid envelope. The Proxy Statement explains more about voting. If you attend the Meeting, you may vote in person even though you previously voted your proxy.

Whether or not you plan to attend the meeting, please take the time to vote by internet or complete, sign and mail your proxy card to us. If you do not indicate on your proxy how you want to vote, your shares will be voted for the election of the nominees for director and ratifying the appointment of the independent auditors.

We look forward to seeing you at the Annual Meeting.

Bruce Maclin Chairman of the Board and Chief Executive Officer	Bart Hill President

SAN JOAQUIN BANCORP
1000 Truxtun Avenue Bakersfield, California 93301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, May 23, 2007 at 4:00 p.m. PDT
Place:	San Joaquin Bank-Rosedale Office 3800 Riverlakes Drive, Bakersfield, California

Items of Business
1.	To elect 9 directors to serve until the 2008 Annual Meeting of Shareholders;
2.	To ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as independent auditors for 2007; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Who May Vote?

Shareholders of record at the close of business on March 27, 2007 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

You are entitled to one vote for each share of San Joaquin Bancorp’s common stock that you owned of record at the close of business on March 27, 2007. The accompanying proxy card indicates the number of shares you are entitled to vote at the Meeting.

You are strongly encouraged to attend the Annual Meeting and to vote by internet or complete, sign, date and return the proxy card submitted herewith as promptly as possible in the return envelope provided for your use whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Annual Meeting.

Annual Report

San Joaquin Bancorp’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement, which is being mailed on or about April 16, 2007. The Annual Report contains financial and other information about the activities of San Joaquin Bancorp, but does not constitute a part of the proxy soliciting materials.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Annis, CRP Executive Vice President, Chief Financial Officer and Corporate Secretary Dated: April 12, 2007

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY INTERNET USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

SAN JOAQUIN BANCORP 1000 Truxtun Avenue Bakersfield, California 93301 _______________ PROXY STATEMENT _______________

INTRODUCTION

This Proxy Statement and the accompanying proxy card are being mailed to Shareholders of San Joaquin Bancorp (the “Company”) beginning on or about April 16, 2007. The Company’s Board of Directors is soliciting proxies to be used at the 2007 Annual Meeting of Shareholders (the “Meeting”), which will be held at 4:00 p.m. PDT, Wednesday, May 23, 2007, at the Rosedale Office of San Joaquin Bank, 3800 Riverlakes Drive, Bakersfield, California, or at any adjournment or postponement of the Meeting.

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This Proxy Statement outlines the business to be conducted at the Meeting, which includes:

1.	the election of directors,

2.	the ratification of the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter, Certified Public Accountants as the Company’s independent auditors for 2007, and

3.	the transaction of such other business as may properly come before the Meeting and any adjournments or postponements.

These matters are discussed in this Proxy Statement.

On July 31, 2006, San Joaquin Bancorp became the holding company for San Joaquin Bank (together, the "Company") as the result of a corporate reorganization (the "Reorganization"). This Meeting will be the initial annual meeting of shareholders following the Reorganization. The Proxy Statement contains information related to the Meeting.

Voting Information

Who May Vote

You are entitled to vote if you were a Shareholder of record of the Company’s common stock as of the close of business on March 27, 2007 (the “Record Date”). Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. If your shares of common stock are held by a bank, broker or other nominee in “street name,” you are a “beneficial owner” and will receive voting instructions from the record holder (including instructions, if any, on how to vote by telephone or through the Internet). You must follow these instructions in order to have your shares be voted by proxy. To be able to vote in person at the Meeting, beneficial owners must obtain a proxy from the institution that holds your shares, indicating that you were a beneficial owner of the shares on the Record Date for voting.

You are generally entitled to one vote for each share of the Company’s common stock that you owned of record at the close of business on the Record Date. The accompanying proxy card indicates the number of shares you are entitled to vote at the Meeting. Under certain circumstances, related to the election of directors, a shareholder may cumulate votes for candidates nominated by shareholders prior to voting, but only when certain mandatory notice requirements are satisfied by a shareholder prior to voting at the meeting.

Proxy Card

The Board has designated Louis J. Barbich, Melvin Atkinson and Robert Montgomery to serve as Proxies for the Meeting. As Proxies, they will vote the shares represented by proxies at the Meeting. If you sign, date and return your proxy but do not specify how you want your shares to be voted, your shares will be voted by the Proxies in favor of the election of all the director nominees and for ratifying the appointment of independent auditors for 2007. The Proxies will also have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Meeting.

Quorum and Shares Outstanding

A quorum, which is a majority of the total shares outstanding as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated on the number of shares represented by shareholders attending in person or by proxy. On March 27, 2007, 3,524,022 shares of the Company's common stock were outstanding. We also count broker non-votes, which we describe below, as shares present or represented at the Meeting for the purpose of determining a quorum.

Vote Required for Approval of Proposals

Under California law, directors are elected by a plurality of all the votes cast, so that nine (9) nominees for director receiving the greatest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum, but they will not be voted for or against the election of that nominee. The affirmative vote of a majority of shares represented and entitled to vote at the Meeting (whether in person or by proxy) is required to ratify the appointment of independent auditors. Abstentions are deemed “present” for the purpose of obtaining a quorum, but for purposes of determining the outcome of the proposal, abstentions will not be treated as affirmative votes. In other words, abstentions will have the same effect as negative votes. Approval of any other matter at the meeting will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Inspectors of election appointed for the Meeting will tabulate all votes cast in person or by proxy at the Meeting.

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the record date cumulatively if a shareholder present at the meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the nine nominees receiving the highest number of votes will be elected. No cumulative voting will be allowed by any shareholder unless the shareholder’s candidate or candidate’s names have properly been placed in nomination and the shareholder has provided notice at the Meeting prior to the voting.

Broker Non-Votes

Broker non-votes will be included as “present” for the purpose of determining the presence of a quorum. A broker non-vote occurs under the stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given on a timely basis. Brokers may vote in their discretion on routine matters, but not on non-routine matters. Broker non-votes will be counted for purposes of the proposals for the election of directors and the ratification of the Bank’s auditors.

How You Can Vote

Record holders may vote by proxy, on the Internet, or in person at the Meeting. If you choose to vote by proxy, you may choose one of the following options:

Vote by Internet. You can choose to vote on the Internet. The website for voting is shown on your proxy card. Internet voting is available 24 hours a day, 7 days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate the Shareholder by using individual control numbers, which you will find on your Proxy Card. If you vote on the Internet, you should NOT return your Proxy Card.

If you vote by Internet, your vote must be received by 7:00 p.m.., Eastern Time, on May 22, 2007 to ensure that your vote is counted.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided prior to the Meeting on May 23, 2007.

Revocation of Proxy

Record holders who vote by proxy, whether by Internet or mail, may revoke that proxy at any time before it is voted at the Meeting. You may do this by: (a) signing another proxy card with a later date and delivering it to us prior to the Meeting or sending a notice of revocation to the Corporate Secretary of San Joaquin Bancorp at 1000 Truxtun Avenue, Bakersfield, CA 93301; (b) voting at a later time by Internet prior to 7:00 p.m. Eastern Time, on May 22, 2007; or (c) attending the Meeting in person and casting a ballot. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker or other nominee.

Solicitation of Proxies

The enclosed proxy is being solicited by the Company’s Board of Directors. The principal method of proxy solicitation for the Meeting will be by mail and the Internet, although additional solicitation may be made by telephone, telegraph or personal visit by directors, officers and employees of the Company. The Company will pay for all costs of soliciting proxies.

Additional Information

Electronic Access to Proxy Materials and Annual Reports.

This Proxy Statement and the 2006 Annual Report are available on the Internet at www.sjbank.com/investGovt.cfm. If you own stock in the Company through a broker, bank, or other holder of record, you may have the option of securing your Proxy Statement and Annual Report over the Internet. If you vote this year’s Proxy electronically, you may also be able to elect to receive future Proxy Statements, Annual Reports and other materials electronically by following the instructions given by your bank, broker, or other holder of record when you vote.

Multiple Copies of Annual Reports to Shareholders

If you own stock in the Company through a broker, bank, or other holder of record and received more than one copy of the San Joaquin Bancorp Annual Report at the same address, contact the holder of record to ask them to eliminate duplicate mailings. You should also contact the holder of record if, at a later date, you wish to resume the mailing of an Annual Report. To request additional Annual Reports or Proxy Statements, you can call San Joaquin Bancorp at (661) 281-0360 or you can send your request in writing to the Corporate Secretary of San Joaquin Bancorp at 1000 Truxtun Avenue, Bakersfield, CA 93301.

At least one account at your address must continue to receive an Annual Report, unless you elect to receive future Annual Reports and Proxy Statements over the Internet. Mailing of dividends, proxy materials, and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Report.

PROPOSAL 1 – ELECTION OF DIRECTORS

The number of directors of the Board to be elected at the Meeting to hold office for the ensuing year and until their successors are elected and qualified has been set at nine (9). It is the intention of the Proxies named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the nine nominees named below. The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Meeting, the Proxies reserve the right to substitute another person as nominee and vote for such person as directed by the Company’s Board of Directors.

BOARD OF DIRECTORS Nominees to the Board of Directors

The nominees for election to the office of director of the Board are named and certain information with respect to them is given below. The information has been furnished to the Company by the respective nominees. All of the nominees have been directors of the Bank since at least 2005 and all became members of the Board of Directors of the Company upon completion of the Reorganization on July 31, 2006. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

Name	Age	Position

Donald S. Andrews	70	Director

Melvin D. Atkinson	52	Director

Louis J. Barbich	63	Director

L. Rogers Brandon	50	Director

Jerry Chicca	50	Director

Bart Hill	57	President and Director

Bruce Maclin	65	Chairman of the Board and Chief Executive Officer

Robert B. Montgomery	86	Director

Virginia F. (Ginger) Moorhouse	62	Director

Donald S. Andrews has served as a member of the Bank’s Board of Directors since 1992. Mr. Andrews is currently active in real estate development specializing in planning and entitlements. Since 1959, his business background has been owner/manager of the business of agricultural farming, marketing, and cooling of fruits and vegetables. He is the managing member of Bear Mountain Cooling LLC, a produce cooling and real estate investment company. Mr. Andrews graduated from UCLA with a B.S. in Marketing.

Melvin D. Atkinson has served as a member of the Bank's Board of Directors since 2005. Mr. Atkinson is President and Chairman of the Board of M.D. Atkinson Company, Inc., a professional property management service company in central California. Mr. Atkinson graduated from California State College, Bakersfield in 1977.

Louis J. Barbich has served as a member of the Bank’s Board of Directors since 1990. Mr. Barbich is a certified public accountant and Chairman of the accounting firm of Barbich, Longcrier, Hooper & King, where he has practiced since 1982.

L. Rogers Brandon has served as a member of the Bank’s Board of Directors since 2000. Mr. Brandon is the President of American General Media, a business that owns and operates radio stations in the Western United States since 1982.

Jerry Chicca has served as a member of the Bank’s Board of Directors since 2004. Mr. Chicca is a partner of Chicca Brothers/Twin Farms, an agricultural farming company which is located in Buttonwillow, Wasco and Lost Hills.

Bart Hill has served as a Director and the President of the Company since 2006. He has been the Bank’s President and Chief Executive Officer and served as a member of the Bank’s Board of Directors since 1987. Mr. Hill earned a B.A. in Economics at University of California, Santa Barbara, and an M.S. in Agriculture Economics at University of California, Davis. Mr. Hill serves as a member of the board of directors of The Bakersfield Californian.

Bruce Maclin has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since 2006. He has been the Chairman of the Board of the Bank since 1980 and served in a full-time executive capacity since 1995. Mr. Maclin graduated from University of California at Berkeley (A.B. 1964) and the University of California at Berkeley School of Law (Boalt Hall) (J.D. 1967).

Robert B. Montgomery has served as a member of the Bank’s Board of Directors since 1980. Mr. Montgomery has served as Chairman of the Board of Montgomery Four Corners, Inc., a fast food restaurant and real estate investment company, since 1990.

Virginia F. (Ginger) Moorhouse has served as a member of the Bank’s Board of Directors since 2002. Ms. Moorhouse has served as Publisher and Chairman of the Board of The Bakersfield Californian, a newspaper publishing company, since 1994.

THE BOARD RECOMMENDS ELECTION OF ALL NOMINEES

Board of Directors and Committees

Director Independence

The Company’s policy is that at least a majority of its members must be independent. The Board of Directors has considered whether any relationships or transactions related to a director were inconsistent with a determination that a director is independent. Based on this review, the Board affirmatively determined that Donald S. Andrews, Melvin D. Atkinson, Louis J. Barbich, L. Rogers Brandon, Jerry Chicca and Robert B. Montgomery are “independent directors,” as that term is defined by applicable rules of NASDAQ. The Company’s director independence standards, as excerpted from the Company’s corporate governance guidelines, are attached as Appendix A to this Proxy Statement.

Meetings

The Company expects all Board members to attend all board and committee meetings, except for reasons of health or special circumstances. The Company’s policy is that all directors should use reasonable efforts to attend the Annual Meeting. Last year, nine directors attended the Annual Meeting. The Board has standing audit and compensation committees. The entire Board fulfills the role of a nominating committee. The Board held a total of 10 meetings during 2006. Every director attended at least 75% of the aggregate of: (i) the Board meetings or that number of Board meetings held during the period in which they served; and (ii) the total number of meetings of any Committee of the Board on which such director served.

Committees of the Board Audit Committee

Members: Louis J. Barbich, Chairman; Donald S. Andrews and Jerry Chicca. The Board of Directors has determined that all members are independent, as that term is defined by applicable rules of NASDAQ. The Board has also designated Mr. Barbich as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. In 2007, Melvin D. Atkinson rotated onto the Committee for director Donald S. Andrews.

Number of Meetings in 2006: 5, including bank committee meetings before the Company was formed.

Functions: The Audit Committee provides independent, objective oversight of the Company’s accounting, internal controls and financial reporting. The Audit Committee selects and retains the independent auditors and reviews the plan and results of the auditing engagement. The Audit Committee acts pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix B. The Audit Committee Report that follows more fully describes the responsibilities and the activities of the Audit Committee.

Compensation Committee

Members: Louis J. Barbich, Chairman; Donald S. Andrews and Rogers Brandon. The Board of Directors has determined that all members are independent as that term is defined by applicable rules of NASDAQ. The Company believes that all of the Committee members are “non-employee directors” and “outside directors,” respectively, as defined by Rule 16b-3 under the Securities Exchange Act and section 162(m) of the Internal Revenue Code. In 2007, Jerry Chicca rotated onto the Committee for director Donald S. Andrews. He is a “non-employee director” and “outside director” as those terms are used above.

Number of Meetings in 2006: 1, including bank committee meetings before the Company was formed.

Functions: The Compensation Committee is generally responsible for reviewing and recommending to the Board (i) management’s recommendations for overall annual compensation for officers and employees of the Company and the Bank in the aggregate, (ii) the compensation of Bruce Maclin, Chief Executive Officer and Chairman of the Board, Bart Hill, President of the Company and President and Chief Executive Officer of the Bank, Stephen Annis, Chief Financial Officer, and John Ivy, Chief Credit Officer of the Bank (together, the Named Executive Officers"), (iii) the terms of employment of any newly hired executive officers, (iv) stock option plans and other incentive or equity-based compensation plans and awards and (v) changes to the compensation and benefits provided to directors of the Company. The Committee is also responsible for preparing a report on executive compensation pursuant to SEC rules, which is included elsewhere in this proxy statement under the caption “Compensation Committee Report.” The Compensation Committee acts pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix C.

Under its charter, the Committee has the power and authority to retain and compensate consultants to assist in its oversight responsibilities and to retain and pay outside legal, accounting or other advisors. The Committee may meet with the Chief Executive Officer and other executive officers to discuss compensation or other related matters and receive the assistance of employees.

Nominating Committee

The entire Board of Directors fulfills the role of a nominating committee. The only board members who participate in director nomination matters that are not independent, as defined by applicable rules of NASDAQ, are Bruce Maclin, Bart Hill, and Virginia Moorhouse. Other than corporate governance guidelines and provisions in the Company’s bylaws, the Company does not have a written charter related to director nominations.

Functions: The Board recommends the slate of director nominees to be presented for election by the shareholders. It screens and recommends qualified candidates and evaluates individuals proposed by shareholders for Board membership. The Board seeks to identify potential candidates for the Board of Directors through conversations with members of the Board, senior management, shareholders and other members of the community. The Board believes that it functions effectively as a nominating body and that the selection and evaluation process is enhanced through the participation of the Chief Executive Officer and President, respectively, Bruce Maclin and Bart Hill.

It is the policy of the Board of Directors that it will consider candidates proposed by shareholders that are submitted in accordance with the bylaws and the Board’s corporate governance guidelines (discussed below). Nominees for director must satisfy the requirements set forth in section 3.2 and the nomination procedure in section 3.3 of the Company’s bylaws. Additionally, the Board has approved the following minimum qualifications for first time nominees for director: (i) financial literacy or other professional or business experience relevant to an understanding of the Company and its business, and (ii) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Based on its assessment of whether an individual meets the minimum qualifications and satisfies the bylaws, the Board considers its current composition and the interplay of the candidate’s experience with the experience of the other Board members, as well as such other factors as the Board deems appropriate, in order to determine whether to recommend a candidate for election to the Board. When evaluating a candidate for nomination, the Board does not assign specific weight to any one factor.

Pursuant to the bylaws, any shareholder may nominate a person for election to the Board of Directors at any meeting of shareholders called for the election of directors, provided that the nomination is received by the Chairman of the Board not less than (30) or more than sixty (60) days prior to any such meeting. Each nomination submitted in this manner must include the name and address of the nominee(s) and all other information required by the bylaws. The Chairman of the Board (or other person presiding at the meeting) may determine and declare to the meeting that a nomination not made in accordance with the foregoing procedures shall be disregarded.

The Board’s corporate governance guidelines provide a framework for the Company’s governance. The guidelines contain the minimum qualifications described above, but do not otherwise change the procedures in the bylaws by which shareholders may recommend candidates to the Board. A copy of the guidelines will be made available to any shareholder upon written request to the Corporate Secretary at 1000 Truxtun Avenue, Bakersfield, CA 93301.

Nominating Directors: The Nominating Committee will consider Shareholder nominations submitted in accordance with Section 3.3 of the Company’s bylaws which provides: “Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the Chairman of the Board of Directors not less than thirty (30) days or more than sixty (60) days prior to any meeting of shareholders called for election of directors, provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman of the Board of Directors not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons, in making such nomination or in organizing, directing, or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence address, and business address of each proposed nominee and each such person and the date as of which such nominee commenced residency at such residence address; (b) the principal occupation or employment, the name, type of business, and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) if the proposed nominee is an attorney, a statement as to whether or not either he or she or any firm with whom he or she has a relationship as partner, associate, of counsel, employee, or otherwise, acts as legal counsel for any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company; (d) a statement as to each proposed nominee a statement as to each such person stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (e) the amount of stock of the corporation owned beneficially, directly, or indirectly, by each proposed nominee or by members of his or her family residing with him or her and the names of the registered owners thereof; (f) the amount of stock of the corporation owned of record but not beneficially by each proposed nominee or by members of his or her family residing with him or her, and by each such person or by members of his or her family residing with him or her, and the names of the beneficial owners thereof; (g) if any shares specified in “(e)” or “(f)” above were acquired in the last two (2) years, a statement of the dates of acquisition and amounts acquired on each date; (h) a statement showing the extent of any borrowings to purchase shares of the corporation specified in “(e)” and “(f)” above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such borrowings and the names of the lenders; (i) the details of any contract, arrangement, or understanding relating to the securities of the corporation, to which each proposed nominee or to which each person is a party, such as joint venture or option arrangements, puts or calls, guaranties against loss, or guaranties of profit, or arrangements as to the division of losses or profits, or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements, or understandings exist; (j) the details of any contract, arrangement, or understanding to which each proposed nominee or to which such person is a party with any other banking corporation, affiliate, or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company, or with any officer, director, employee, agent, nominee, attorney, or other representative thereof; (k) a description of any arrangement or understanding of each proposed nominee and of each such person with any person regarding future employment or with respect to any future transaction to which the corporation will or may be a party; (l) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or person concerned will bear any part of the expense incurred in any proxy solicitation, and if so, the amount thereof; (m) a statement as to each proposed nominee and a statement as to each such person describing any conviction for a felony that occurred during the preceding ten years involving the unlawful possession, conversion, or appropriation of money or other property, or the payment of taxes; (n) the total number of shares that will be voted for each proposed nominee; (o) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee or by members of his or her family residing with him or her, in any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company, other than this corporation; and (p) the identity of any other banking corporation, affiliate or subsidiary thereof, or bank holding company or industrial loan company, savings bank or association, or finance company as to which such nominee or any other such person serves as a director, officer, employee, agent, consultant, advisor, nominee, or attorney, together with a description of such relationship.”

The Chairman of the Board of Directors (or such other person presiding at the meeting in accordance with these Bylaws) may, in his or her discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

Compensation Committee Interlocks and Insider Participation

Bart Hill, President of the Company and President and Chief Executive Officer of the Bank, serves as a member of the board of directors and the compensation committee of The Bakersfield Californian.

Virginia F. (Ginger) Moorhouse, publisher and chairman of the board of The Bakersfield Californian, serves as a member of the Board of Directors of the Company and the Bank.

Bart Hill and Bruce Maclin are officers of the Company, officers and employees of the Bank, and are also members of the Board of Directors of the Company and the Bank. They participate in deliberations of the Company’s Board of Directors and Compensation Committee concerning executive officer compensation, except in connection with their own compensation.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information with respect to the Named Executive Officers who are not also members of the Board of Directors. For information concerning Bruce Maclin and Bart Hill, see “Nominees to the Board of Directors.”

Name	Age	Position

Stephen M. Annis, CRP	59	Executive Vice President, Chief Financial Officer and Corporate Secretary of San Joaquin Bancorp

John W. Ivy	61	Executive Vice President and Chief Credit Officer of the Bank

Stephen M. Annis has been the Executive Vice President and Chief Financial Officer of the Company since 2006. He has been employed by the Bank since 1986 and currently serves as the Bank’s Executive Vice President and Chief Financial Officer. He is the Corporate Secretary of the Bank and Company. Mr. Annis graduated Magna Cum Laude from Pepperdine University, earning a Bachelor’s degree in Administrative Science and Master’s degree in Business Administration. Mr. Annis also holds a California Community College Instructor’s Credential in Business and Industrial Management. In June 2001, Mr. Annis was awarded the Certified Risk Professional (CRP) designation conferred by The Bank Administration Institute.

John W. Ivy has been employed by the Bank since 1982 and currently serves as the Bank’s Executive Vice President and Chief Credit Officer. Mr. Ivy received his B.A. in Economics from University of California, Los Angeles.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee, hereafter referred to as “the Committee”, of the Board of Directors (the "Board") has the responsibility for the oversight of the executive compensation program of the Company. The Committee is composed solely of independent members of the Board and operates under a written charter adopted by the Board. In this capacity, the Committee recommends annually all compensation awarded to the Company’s executive officers, including the CEO and other executive officers named in this proxy statement. The Board administers the Company’s equity plans including approving option awards to executive officers, based upon the recommendations of the Committee.

The term "executive officer" throughout this discussion includes all Named Executive Officers who are the Chairman of the Board and CEO, the President, the Chief Financial Officer, and the Chief Credit Officer. All executive officers are officers of the Company with the exception of the Chief Credit Officer (the “CCO”). The CCO is an officer of San Joaquin Bank, a wholly-owned subsidiary and is included because of his involvement in major policy-making decisions affecting the consolidated group.

Executive Compensation Objective and Philosophy

The Company’s executive compensation program is designed to attract, retain, and motivate executive officers capable of leading the Company to meet its business objectives and ultimately enhance shareholder value. The Committee believes that an effective compensation program should reward executive officers for achievement of Company objectives and provide them with overall compensation competitive in the marketplace and relevant to the responsibilities assumed.

A key element of our philosophy is to align the interests of executive officers with those of the shareholders by providing a significant amount of compensation in the form of option awards. The Committee believes that this alignment of interests creates a greater level of effort by the executives and helps executive management to take ownership in achievement of the business objectives. Executive compensation provided by the Company to its executives should include base salary, cash bonuses and stock-based compensation, in the form of option awards, in order to create retention incentives and reward performance as measured against established Company goals and comparative peer group performance. The Committee evaluates the performance of the Company and compensation of similar executives of comparative peer groups to determine overall compensation of executives that is competitive in the marketplace.

Executive Officers Role in Compensation Decisions

The Chairman of the Board-CEO and the President review performance of all other officers and make recommendations to the Committee regarding salary adjustments, incentive compensation, and option awards. Executive officers have made recommendations to the Committee in the past and the Committee will continue to allow input to help balance survey information with the performance and needs of the executive officers. The Committee reviews the recommendations, progress toward achievement of Company-wide performance priorities, and execution against Company annual goals and formulates a proposal to the Board of Directors. The Committee exercises discretion in setting the cash and non-cash elements for each executive consistent with the objectives and intent of the executive compensation program.

Executive Compensation Decisions

The Committee uses multiple sources of information to evaluate executive compensation including, but not limited to, information published by the California Department of Financial Institutions, California Bankers Association, and the Todd Organization. Both the California Department of Financial Institutions and the California Bankers Association publish compensation surveys on an annual basis. The Todd Organization specializes in the design, financing, and administration of nonqualified retirement plans and other executive benefits.

Information used is based on public and private banking institutions and includes institutions with comparable asset ranges. Individual names of institutions are not included in all published information. The Committee considers the information a reasonable source of comparison in assisting with the determination of compensation of executive officers. The information is used to compare executives to peer groups. The amounts are then adjusted up or down by reviewing the Company’s performance above or below annual goals, which are discussed below in "Performance-Based Compensation."

The Committee reviews the overall compensation of the Named Executive Officers in comparison with peer group compensation survey data and achievement of Company performance goals to be used as a basis for its recommendations to the Board for salary adjustments and incentive compensation.

Determination of other elements of compensation, such as stock option awards, salary continuation, and perquisites, is more subjective based on the Committee’s review of responsibilities, Company performance objectives, and compensation levels. Industry benchmark analysis is less detailed and specific on these other elements.

The published information referred to above is used because it most closely matches the type of compensation paid to executive officers of the Company within the industry. Benchmark compensation data is gathered and evaluated by the Committee in preparation of recommendations presented to the Board for approval.

Executive Compensation Elements

The executive compensation program consists primarily of six elements. Each element satisfies a different aspect of our executive compensation program. Some aspects consist of immediate compensation such as salary and perquisites. Other elements have a performance aspect such as annual cash bonuses. Others relate to long-term compensation such as stock option awards, salary continuation and change-in-control agreements and retirement plans. The following is a discussion of the material aspects of each element.

Salary: This element serves as the basis for attracting and retaining qualified executive officers with the experience, knowledge, and leadership ability to fulfill the respective role requirements of each executive position. The Compensation Committee evaluates industry-specific market salary surveys referred to above to assist with the determination of competitive salaries and future increases.

Incentive Bonus: This element of compensation is an enhancement to salary based on Company-wide performance factors relating to profitability, asset growth, credit quality, safety and soundness, operational efficiency, and internal controls effectiveness, among others. Some of these performance measures have measurable levels of achievement such as projected growth or increase in profitability. This approach creates a direct incentive for executive officers to achieve desired goals that further Company objectives and serves as an “at-risk” component of compensation. Industry-specific market data of comparable institutions is considered in the determination of this element.

Stock Options: The Compensation Committee believes that stock option grants are a key component of the compensation program. Stock option plans are administered by the Board of Directors. The Committee makes recommendations to the Board regarding options to be awarded to executive officers based on attainment of the Company’s performance goals. These awards are designed to retain and motivate executive officers and enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. This element of compensation is dependent upon the Company’s performance reflected in appreciation of stock price.

Salary Continuation Agreements: This element is long-term compensation. The intent is to provide an added incentive for retention and satisfactory performance. Each agreement contains five provisions applicable to normal retirement, early retirement, death, disability, and termination. Agreement amounts are determined based on the annual compensation of each executive officer during employment, including base salary and incentive bonus awards. Agreements with the CEO and President contain additional provisions describing treatment of their annual benefit in the event the Company is acquired or otherwise changes ownership through the sale of stock or assets. Their agreements also contain “gross-up” provisions for applicable taxes resulting from the changes of ownership and health insurance benefits. There are no similar special provisions for any other executive officer. Recent amendments to the Agreements allow participants to begin receiving benefits upon reaching normal retirement age of 65 regardless of whether the participant continues to remain employed.

401K Plan: Each executive officer is eligible to participate in the Company’s 401K Plan and receive matching employer contributions. Matching contributions are intended as an incentive to encourage individual contributions to retirement benefits. All executive officers currently participate in the plan. The normal matching contribution percentage for the executive officers is the same as for all other participating employees. A more detailed discussion of the 401K Plan is included under the section titled, “San Joaquin Bancorp 401K Plan” further in this document. The Board often allocates additional Company contributions, in addition to the normal matching contribution, for non-officer employees. Officers, including executive officers, are not eligible for the additional contribution.

Perquisites: The Compensation Committee believes this element is a part of overall compensation to assist with the development of new and existing business, and provide additional incentive for achievement of business objectives. Compensation from this element consists primarily of club dues and company-provided transportation.

Amounts and additional information regarding the above compensation elements are provided in the tables that follow this compensation discussion and analysis.

Performance-Based Compensation

The Company does not use a formula driven performance-based compensation model. Instead, incentive bonuses to executive officers are determined through the use of industry-specific comparison of bonuses for comparable institutions. Incentive compensation decisions are based on a review of historical and anticipated Company performance, and achievement of business objectives set forth in the Company’s annual plan. The Committee uses the following measures in determining the executive’s performance and the achievement of overall Company goals: Asset growth, deposit growth, income growth, net operating income to average assets, net income growth, return on equity and net loan losses to average loans. Targets are set at the beginning of the year in the annual plan and approved by the Board of Directors. The Committee uses actual results compared to these targets in determining incentive compensation recommendations. The Compensation Committee also uses information specific to banking and financial institutions as a comparison and reference in the determination of the reasonableness of incentive compensation. The Compensation Committee reserves the right to adjust incentive compensation for performance that falls short of the annual plans and for subsequent events that may affect future performance and achievement of objectives.

Equity-Based Compensation

Stock option awards are the only equity-based compensation used by the Company at the current time. The Company has two stock option plans pursuant to which common stock of the Company may be acquired: 1) The 1989 Stock Option Plan which terminated as of the close of business on May 1, 1999 and is, therefore, ineligible for new stock option grants and 2) the 1999 Stock Incentive Plan which is currently in effect. These plans were adopted to:

promote the long-term success of the Company and create shareholder value by:

o	encouraging key personnel to focus on critical long-range objectives,

o	increasing the ability of the Company to attract and retain key personnel,

o	linking key personnel directly to shareholder interests through increased stock ownership;

provide opportunity for equity ownership; and

enhance and maintain competitive levels of total compensation.

Although the current plan does allow for the issuance of restricted shares, no such shares have ever been issued. Both plans allow for incentive stock options (ISO) and non-statutory or non-qualified stock options (NSO). ISOs are typically granted to employees, including executive officers. NSOs are typically granted to non-employee directors. All options granted to executive officers have been ISOs.

The Company does not have any program, plan or practice to time option awards to its executives in coordination with the release of material non-public information. It has been the practice of the Board to award options to its existing executives at its regular February board meeting, after the Company’s public release of its summary year-end operating results and financial position. In connection with any new hires, the Board may in its discretion award options at other times. The Board does not award options when any insider trading window is closed.

Under the 1999 Plan, the exercise price for options is set by the Board based on the Fair Market Value of a share of common stock on the date of grant. Prior to 2007, the 1999 Plan specified that Fair Market Value was based on the average of the last reported bid and asked price on the date of grant. In December 2006, the Board amended the 1999 Plan to provide that effective as of January 1, 2007, Fair Market Value will be based on the closing sale price of the Company’s common stock on the date of grant or, if no sale is reported on the grant date, on the last date preceding such date on which a sale was reported.

Compensation of our Named Executive Officers

The Committee determined the fiscal 2006 cash incentive compensation and equity incentive compensation awards for each Named Executive Officer based on its assessment of the Company’s performance and after considering all facts and circumstances that it deemed relevant.

As reflected in its financial results, the Company substantially exceeded its performance priorities and annual goals during 2006. Mr. Maclin and Mr. Hill were instrumental in leading and overseeing these significant achievements. In particular, the Committee reviewed the following performance measures this year:

	2006	2006
Performance Measure	Annual Goal	Actual Result
Asset Growth	10.0%	19.4%
Deposit Growth	9.0%	11.7%
Income Growth	24.0%	41.8%
Net Operating Income to Average Assets	2.0%	2.5%
Net Income Growth	13.4%	27.9%
Return on Equity	19.2%	19.5%
Net Loan Losses to Average Loans	0.12%	0.07%

In January 2007, the Committee reviewed the above performance measures in relation to the Company’s annual plan and recommended compensation for Mr. Maclin and Mr. Hill. Based on the Company’s performance in 2006 and a review of executive compensation for comparable institutions, the Committee recommended individual cash bonuses of $395,725 for performance in 2006, new base salaries for each in 2007 of $327,209, and the perquisite program for each. Perquisites for 2007 include a $25,000 travel and entertainment allowance each for Mr. Maclin and Mr. Hill which includes a tax gross-up provision. For Mr. Maclin, benefit payments under his Salary Continuation Agreement began in March of 2007 because he attained age 65.

In February 2007, based upon the recommendation of the Committee, the Board awarded each of Mr. Maclin and Mr. Hill options to purchase 9,000 shares of common stock pursuant to our 1999 Plan. Additional information related to the compensation and other benefits for Mr. Maclin and Mr. Hill is set forth in the compensation tables and accompanying narrative below.

At the above meetings, the Committee also reviewed the compensation of our other Named Executive Officers, Stephen Annis and John Ivy. Based on the Company’s performance in 2006 and a review of executive compensation for comparable institutions, the Committee recommended individual cash bonuses of $62,960 for performance in 2006, new base salaries for each in 2007 of $147,653, and the perquisite program for each consisting of use of Company-owned vehicles and dues and memberships. Based upon the recommendation of the Committee, the Board awarded Mr. Annis and Mr. Ivy options to purchase 3,600 shares of common stock pursuant to our 1999 Plan. Additional information related to the compensation and other benefits for Mr. Annis and Mr. Ivy is set forth in the compensation tables and accompanying narrative below.

Impact of Accounting and Tax Treatment of Executive Compensation

For accounting purposes, salary and incentive compensation are accounted for in accordance with generally accepted accounting principles. Tax treatment may differ from accounting treatment. For tax purposes, Internal Revenue Code (IRC) Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for executive officers other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. Based on compensation of executive officers during 2006, the Committee believes that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation levels paid to executive officers during 2006. In the future, if the Committee concludes that compensation of any executive officer may approach or exceed the $1 million level in a taxable year, the Committee will review the matter with the Company’s tax advisor and make recommendations accordingly.

Additional Information

More information including details of amounts are included as narrative to the various compensation tables that follow this discussion.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

The Compensation Committee:

Louis Barbich, Chairman	L. Rogers Brandon	Jerry Chicca

Summary Compensation Table

The following Summary Compensation Table includes salary, bonus, stock and option awards, non-equity incentives, changes in the present value of long-term compensation, and all other compensation, including perquisites, earned and/or paid or awarded to the Company’s Named Executive Officers. Mr. Maclin is the Company’s Principal Executive Officer and Mr. Annis is the Company’s Principal Financial Officer. Amounts reported for option awards consist of compensation expense computed according to Statement of Financial Accounting Standards No. FAS 123R, Share Based Payment (SFAS 123R):

Name and Princpal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Bruce Maclin	2006	308,688	395,725	-	8,897	-	800,804	28,731
Chariman, CEO

Bart Hill	2006	308,688	395,725	-	19,344	-	216,047	28,788
President

Stephen Annis	2006	139,292	62,960	-	7,738	-	68,681	7,308
Executive Vice-
President, CFO

John Ivy	2006	139,292	62,960	-	7,738	-	124,914	2,466
Executive Vice-
President, CCO

1.	The dollar value of bonuses reflect amounts earned during 2006 and paid in 2007. In January 2006, Mr. Maclin and Mr. Hill were each paid a bonus of $303,968 and Mr. Annis and Mr. Ivy were each paid a bonus of $55,716 relating to performance in 2005.

2.	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) with the exception that estimates of forfeitures is excluded from the calculation. Assumptions used in the calculation of this amount are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and are incorporated herein by reference.

3.	The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

4.	Perquisites and personal benefits for Mr. Maclin include personal use of a company vehicle, personal travel, entertainment, country club dues, and other dues and memberships. Gross-up payments during 2006 for the payment of taxes amounted to $4,714.

5.	Perquisites and personal benefits for Mr. Hill include personal use of a company vehicle, personal travel, entertainment, country club dues, and other dues, memberships, and subscriptions. Gross-up payments during 2006 for the payment of taxes amounted to $1,986.

6.	The Company uses actual amounts paid for all perquisites reported for 2006 with the exception of the personal use of Company-owned vehicles. This amount was determined by use of the “Annual Lease Value” table published in the Internal Revenue Service Regulations.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were made to the Named Executive Officers during 2006, including incentive plan awards (equity-based and non-equity based) and any other planned-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during the year. The information supplements the dollar value disclosure of stock, option awards, and non-equity awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or market condition as those terms are defined in FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period.

Name	Grant	Estimated Future Payouts			Estimated Future Payouts			All Other	All Other	Exercise or	Full Grant Date
	Date	Under Non-Equity Incentive			Under Equity Incentive			Stock	Option	Base Price of	Fair Value of
		Plan Awards				Plan Awards		Awards:	Awards:	Option	Option Awards
								Number of	Number of	Awards
								Shares of	Securities	($/Sh)
								Stock or	Underlying
								Units	Options
								(#)	(#)

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Bruce Maclin	2/21/2006					9,000				37.40	50,428

Barth Hill	2/21/2006					9,000				34.00	110,567

Stephen Annis	2/21/2006					3,600				34.00	44,227

John Ivy	2/21/2006					3,600				34.00	44,227

All options granted to employees in 2006 were Incentive Stock Options. The exercise price per share of options granted represents one hundred percent (100%) of the fair market value of the underlying shares of common stock on the date the options were granted, except that the exercise price per share for options granted to Mr. Maclin in 2006 was set at one hundred ten percent (110%) of the fair market value of the underlying shares of the Company’s common stock on the date the options were granted. Pursuant to the 1999 Plan, the options vest at a rate of 20% annually over the first five years of the option term and has a term of ten years, except that Mr. Maclin's options have a term of five years.

On December 19, 2006, based upon the recommendation of the Registrant's Compensation Committee, the Registrant’s Board of Directors amended Incentive Stock Option Agreements with each of the Named Executive Officers, dated February 21, 2006, to provide that upon retirement any unvested options will become exercisable in full. In connection with option awards to the Named Executive Officers on February 28, 2007, the Committee included a similar vesting provision in the stock option agreements applicable to those awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock options held by the Named Executive Officers as of December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Epiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentie Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Bruce Maclin	2,610	-	-	8.08	2/22/2007	-	-	-	-

Bruce Maclin	6,390	-	-	10.00	5/20/2007	-	-	-	-

Bruce Maclin	6,000	-	-	15.00	2/14/2008	-	-	-	-

Bruce Maclin	6,000	-	-	12.00	2/20/2009	-	-	-	-

Bruce Maclin	6,000	-	-	10.65	6/5/2009	-	-	-	-

Bruce Maclin	6,000	-	-	10.00	2/19/2010	-	-	-	-

Bruce Maclin	10,000	-	-	8.25	1/20/2011	-	-	-	-

Bruce Maclin	7,000	-	-	10.45	1/26/2007	-	-	-	-

Bruce Maclin	10,000	-	-	13.20	1/10/2008	-	-	-	-

Bruce Maclin	10,000	-	-	23.65	2/18/2009	-	-	-	-

Bruce Maclin	10,000	-	-	28.87	2/15/2010	-	-	-	-

Bruce Maclin	-	-	9,000	37.40	2/21/2011	-	-	-	-

Bart Hill	2,610	-	-	8.08	2/22/2007	-	-	-	-

Bart Hill	6,390	-	-	10.00	5/20/2007	-	-	-	-

Bart Hill	6,000	-	-	15.00	2/14/2008	-	-	-	-

Bart Hill	6,000	-	-	12.00	2/20/2009	-	-	-	-

Bart Hill	6,000	-	-	10.65	6/5/2009	-	-	-	-

Bart Hill	6,000	-	-	10.00	2/19/2010	-	-	-	-

Bart Hill	10,000	-	-	8.25	1/20/2011	-	-	-	-

Bart Hill	7,000	-	-	9.50	1/26/2012	-	-	-	-

Bart Hill	10,000	-	-	12.00	1/10/2013	-	-	-	-

Bart Hill	10,000	-	-	21.50	2/18/2014	-	-	-	-

Bart Hill	10,000	-	-	26.25	2/15/2015	-	-	-	-

Bart Hill	-	-	9,000	34.00	2/21/2016	-	-	-	-

Stephen Annis	3,000	-	-	8.08	2/22/2007	-	-	-	-

Stephen Annis	2,000	-	-	15.00	2/14/2008	-	-	-	-

Stephen Annis	1,200	-	-	12.00	2/20/2009	-	-	-	-

Stephen Annis	1,200	-	-	10.65	6/5/2009	-	-	-	-

Stephen Annis	2,000	-	-	10.00	2/19/2010	-	-	-	-

Stephen Annis	2,500	-	-	8.25	1/20/2011	-	-	-	-

Stephen Annis	2,000	-	-	9.50	1/26/2012	-	-	-	-

Stephen Annis	3,000	-	-	12.00	1/10/2013	-	-	-	-

Stephen Annis	4,000	-	-	21.50	2/18/2014	-	-	-	-

Stephen Annis	4,000	-	-	26.25	2/15/2015	-	-	-	-

Stephen Annis	-	-	3,600	34.00	2/21/2016	-	-	-	-

John Ivy	2,000	-	-	15.00	2/14/2008	-	-	-	-

John Ivy	1,200	-	-	12.00	2/20/2009	-	-	-	-

John Ivy	1,200	-	-	10.65	6/5/2009	-	-	-	-

John Ivy	2,000	-	-	10.00	2/19/2010	-	-	-	-

John Ivy	2,500	-	-	8.25	1/20/2011	-	-	-	-

John Ivy	2,000	-	-	9.50	1/26/2012	-	-	-	-

John Ivy	3,000	-	-	12.00	1/10/2013	-	-	-	-

John Ivy	4,000	-	-	21.50	2/18/2014	-	-	-	-

John Ivy	4,000	-	-	26.25	2/15/2015	-	-	-	-

John Ivy	-	-	3,600	34.00	2/21/2016	-	-	-	-

1.	Each of the options reported in this column is fully vested.

2.	Each of the option awards vest at a rate of 20% annually over the first five years of the option term. On February 21, 2007, 20% of the options in this column became earned. Each option award has a term of ten years, except that Mr. Maclin's options have a term of five years.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options during 2006 for each of the Named Executive Officers. The Company does not have any outstanding restrictive stock awards as of December 31, 2006.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Bruce Maclin	8,250	241,230	-	-

Bart Hill	8,250	241,230	-	-

Stephen Annis	3,300	94,017	-	-

John Ivy	-	-	-	-

1.	The value realized upon exercise is based upon the difference between the market price on the date of exercise and the exercise price of the option.

Stock Option Plans

The Company has two stock option plans pursuant to which common stock of the Company may be acquired. The Company adopted the plans to retain and motivate key employees and enhance shareholder value by aligning the financial interests of those employees with those of shareholders.

1989 Stock Option Plan

On May 1, 1989, the Board of Directors of the San Joaquin Bank adopted and approved the Bank’s Stock Option Plan dated May 1, 1989 (the "1989 Plan"). The 1989 Plan was approved by the Bank’s shareholders on April 18, 1989. The plan terminated as of the close of business on May 1, 1999 and no options have been granted thereafter. Following the Reorganization, Company assumed sponsorship of the plan as the San Joaquin Bancorp 1989 Stock Option Plan for the purpose of administering any and all outstanding option awards under the plan on a prospective basis. The 1989 Plan is administered by the Board.

All full-time, salaried officers and employees of the Bank, Employee Directors and Non-Employee Directors of the Bank and its subsidiary corporations were eligible to participate in the 1989 Plan. The 1989 Plan required the purchase price of the stock subject to each option to not be less than 100% of the fair market value of such stock at the time the options were granted.

Further information about the 1989 plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

1999 Stock Incentive Plan

On February 20, 1999, the Bank's Board of Directors of San Joaquin Bank adopted and approved the Bank’s 1999 Stock Incentive Plan (the “1999 Plan”). The 1999 Plan was approved by Bank’s shareholders on May 25, 1999 and became effective on June 1, 1999. The 1999 Plan terminates on May 31, 2009. In connection with the Reorganization, Company assumed sponsorship of the plan as the San Joaquin Bancorp 1999 Stock Incentive Plan for the purpose of administering any and all outstanding option awards under the plan on a prospective basis. Subject to the terms of the 1999 Plan, the Committee recommends to the board the number of options in the award as well as the vesting and all other conditions.

The following persons are eligible to participate in the 1999 Plan: (a) an employee of the Company, the Bank or any other subsidiary or affiliate, (b) a consultant or adviser who provides services to the Company, the Bank or any subsidiary or affiliate as a independent contractor, or (c) directors (including non-employee directors) of the Company or Bank (collectively “Key Employees”). Subject to limitations under the Internal Revenue Code (the “Code”), only Key Employees who are common-law employees of the Company, the Bank or other subsidiary are eligible for grants of ISOs under the 1999 Plan.

The 1999 Plan provides for awards in the form of options, which may be ISOs under the Code or which may be NSOs under the Code. The 1999 Plan provides that ISOs may not be granted at less than 100% of fair market value of the common stock on the date of the grant. In the event that the Optionee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date the options are granted, then the exercisable price per share of ISOs granted must be not less than one hundred ten percent (110%) of the fair market value of the underlying shares of the common stock on the date the options were granted as determined by the Committee or the Company’s Board of Directors, and the options must terminate on the fifth anniversary of the grant date or between 30 and 90 days after the termination of such Optionee's service, except that in the case of termination of service due to death or disability, options will expire on the earlier of: (a) between six and twelve months from the date of termination, or (b) the fifth anniversary of the grant date. For NSOs, the exercise price may vary in accordance with a predetermined formula while such options are outstanding; provided, however, to the extent required by applicable law, the exercise price may not be less than 85% of the fair market value of the common stock on the date of grant.

In December 2006, the Board of Directors amended the 1999 Plan to provide that:

(1) options may be exercisable following death or disability for a minimum of six months and a maximum of twelve months and for a minimum of 30 days and a maximum of 90 days following termination of employment for all other reasons;

(2) an option may, but need not, include a provision by which any participant may elect at any time while a Key Employee to exercise the option prior to vesting. If any participant exercises unvested options, any shares so purchased will be subject to a repurchase by the Company at cost if the participant’s service with the Company terminates, however, this repurchase right lapses at the minimum rate of 20% per year; and

(3) the definition of Fair Market Value (used primarily to set option exercise prices) was modified to become the closing sale price of a share of the Company’s common stock as reported by any established national stock exchange, the Nasdaq Stock Market’s National Market, the Nasdaq Stock Market Small Cap Market or the Over-the-Counter Bulletin Board (OTCBB) on any date (or if there were no sales on such date, on the last date preceding such date on which a sale was reported). If the Company’s common stock is not traded on any of these markets, exchanges or the OTCBB, the amendment provided further direction regarding the Fair Market Value.

Under the 1999 Plan, the following special rights are afforded to Directors who are not employees of the Company, the Bank or a subsidiary (“Outside Director”):

(a)	Each eligible Outside Director automatically is granted an NSO to purchase 1,000 shares of the Company’s common stock upon the conclusion of each regular annual meeting of shareholders. The exercise price of such options must equal 100% of the fair market value of the common stock on the grant date. All such options vest and become exercisable at the rate of 20% upon each one (1) year anniversary of the grant date. All such options terminate on the tenth anniversary of the grant date or 90 days after the termination of such Outside Director’s service for any reason.

(b)	An Outside Director may elect to receive his/her annual retainer payments and meeting fees from the Bank that would otherwise be paid in cash in the form of cash, NSOs, or a combination of both.

If an option granted under the 1999 Plan expires, is cancelled, forfeited or terminates without having been fully exercised, the unpurchased shares which were subject to that option again become available for the grant of additional options under the 1999 Plan.

Further information about the 1999 Plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Pension Benefits

The following table sets forth the present value of accumulated benefits for each Named Executive Officer under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 31, 2006. The table also reports any pension or retirement benefits paid to each Named Executive Officer during the year.

Name	Plan Name	Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
		(#) (1)	($) (2)	($)
(a)	(b)	(c)	(d)	(e)

Bruce Maclin	Salary Continuation Plan	10	4,487,120	-

Bart Hill	Salary Continuation Plan	10	1,365,698	-

Stephen Annis	Salary Continuation Plan	10	370,999	-

John Ivy	Salary Continuation Plan	10	674,759	-

(1)	The number of years of credited service represents the number of years of service since plan inception. Each of the executives is entitled to receive 10% of the annual benefit for each year of credited service, up to a maximum of 10 years of credited service, or 100% of the annual benefit. All of the Named Executive Officers have more than 10 actual years of service.

(2)	The present value of accumulated benefits is calculated by an actuarial group independent of the Company. The valuation method used is the method required in Statement of Financial Accounting Standard (SFAS) No. 87 issued by the Financial Accounting Standards Board (FASB). Assumptions used in the calculation of the present value of accumulated benefits include a discount rate, mortality table, participant turnover, and a normal retirement age of 65. Note 18 of the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, incorporated here by reference, includes information regarding the actual discount rate and other pertinent information as well as required disclosures under SFAS 87, 88, 106, 123R, and 158. These five accounting pronouncements contain information relating to the generally accepted method of accounting for defined benefit plans and post-employment benefits.

Salary Continuation Plan

On October 3, 1996, the Bank entered into certain Executive Salary Continuation Agreements which were amended and restated as of May 15, 2000 and as of June 13, 2003 (each, a “Continuation Agreement”) with Bruce Maclin, Bart Hill, Stephen M. Annis and John W. Ivy (each a “Recipient”). The Continuation Agreements for Mr. Maclin and Mr. Hill were amended and restated as of June 18, 2004 and amended on December 19, 2006. The Continuation agreements for Mr. Annis and Mr. Ivy were amended and restated as of June 13, 2003 and amended on December 19, 2006 and January 25, 2007. The Company assumed all of the Bank’s obligations under the

Salary Continuation Agreements in connection with the Reorganization. Under the Continuation Agreements, the Company agreed to pay key executives additional benefits in the future in return for satisfactory performance by the executive.

Under each of the four Continuation Agreements, the following apply:

(a)	If the Recipient is continuously employed by the Bank until his retirement at age 65 (“Retirement”), the Recipient would be entitled to receive 50% of his or her highest annual compensation (determined by adding their annual salary to their bonus) during their employment, on an annual basis for life.

(b)	If the Recipient elects to retire after age 60 but prior to attaining age 65 (“Early Retirement”), the annual payments are reduced by determining the discounted value of the annual benefit based on a capitalization rate of 5% for the period of time between the selected Early Retirement date and the Retirement date.

(c)	If the Recipient dies before or after his or her Retirement date, payment of the annual benefit will be paid to the decedent’s designated beneficiary as follows:

(i) with respect to Mr. Maclin and Mr. Hill, 100% of the annual benefit, as described in the Continuation Agreement, shall be paid to their Surviving Spouses, Laurie Maclin and Napier Hill, respectively, or Beneficiary, as the case may be, until the later of (a) the death of the named Surviving Spouse or (b) the expiration of twelve (12) years from the Recipient’s Retirement date;

(ii) with respect to Mr. Annis and Mr. Ivy, seventy-five (75%) of the annual benefit, as described in the Continuation Agreement, shall be paid to their Surviving Spouses, Nancy Annis and Judy Ivy, respectively, or Beneficiary, as the case may be, until the later of (a) the death of the named Surviving Spouse or (b) the expiration of five (5) years from the Recipient’s Retirement date. In the event of the death of both the executive and their spouse, the named beneficiary will receive the applicable percentage of the annual benefit for five (5) years from the executive's retirement date.

(d)	If the Recipient becomes disabled while actively employed prior to his retirement, he will continue to be treated during the disability as being gainfully employed and will be entitled to receive for life the applicable percentage of annual benefits set forth in the respective Continuation Agreements.

(e)	Subject to the Company’s right to terminate the Recipient’s employment, with or without cause, (as more particularly described in Section 2.1 of the Continuation Agreement), if the Recipient’s employment is terminated prior to the Early Retirement date for any reason other than disability or Sale of Business (as defined in and applicable under Mssrs. Maclin’s and Hill’s Continuation Agreements), the Recipient is entitled to be paid an applicable percentage of the annual benefit for life, as determined by the applicable years of service at the time of Recipient’s termination of employment.

(f)	Payments to each of the executives will begin on the earlier of Early Retirement or the date the executive attains age 65 regardless whether the executive remains employed or when the executive retires.

Mr. Maclin’s and Mr. Hill’s Continuation Agreements have an additional provision describing the treatment of their annual benefit upon: (i) merger, consolidation or reorganization of the Company, (ii) sale of more than 50% of the beneficial ownership of the Company’s voting shares, (iii) transfer or sale of more than 50% of the total market value of the Company’s assets or (iv) turnover of greater than 50% of Company’s Board of Directors (collectively, the “Sale of Business”). Upon the Sale of Business, the Continuation Agreements require the Company to pay Mr. Maclin and Mr. Hill, in lieu of all benefits otherwise payable under the agreement, a lump sum payment determined by calculating the present value of the annual benefit payment based on a 5% capitalization rate and life expectancy using the expected return multiples in Table V of section 1.72 -9 of the United States Federal Treasury Regulation; such amount being reduced if at the time of Sale of Business annual benefit payments to the Recipient have already begun. If December 31, 2006 was used as the applicable change of control date and assuming that both executives are at least age 65, Mr. Maclin and Mr. Hill would be entitled to approximately $3,857,474 and $3,747,088, respectively, under their Continuation Agreements.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a “gross-up” clause which provides that in the event that following a change of control of the Company, the payments due under the Continuation Agreement become subject to an excise tax under Code Section 4999, the Company shall make an additional payment to Mr. Maclin and Mr. Hill in an amount necessary to pay the excise tax as well as any income taxes imposed on the additional payment, any excise tax imposed on the additional payment and any interest or penalties imposed with respect to the taxes imposed on the additional payment or excise taxes. In the event these change in control payments trigger the gross-up provisions in each of Mr. Maclin’s and Mr. Hill’s Continuation Agreements, they would each be expected to receive additional lump-sum payments of approximately $16,976 and $683,122, respectively, to reimburse them for state and federal excise and income taxes owed.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a provision relating to the payment of medical benefits. Under the provision, the Company is required to provide the Recipients and their spouses with access to coverage for medical, dental and vision benefits under any such option then offered to it’s then similarly situated currently active employees under its group health plan, or subject to other limitations set forth in the Continuation Agreement under individual policies. The Company will pay 100% of the cost of the premium, or in the case of a self funded plan, 100% of the cost of coverage, for the selected coverage for the duration of the lifetime of the Recipient. These benefits would continue in the event of a change in control. Based on the same actuarial assumptions used in the Company’s financial statements, as of December 31, 2006, the present value of these health benefits for Mr. Maclin and Mr. Hill, respectively, is $236,476 and $391,180 including coverage provided to each executive’s spouse during the executive’s life.

The Board of Directors has approved a resolution limiting the annual benefits payable under the Continuation Agreements to Stephen M. Annis and John W. Ivy to $90,000, respectively. The Board of Directors has also approved a resolution limiting the annual benefits payable under the Continuation Agreements to Bruce Maclin and Bart Hill to $300,000, respectively.

The Company established a Rabbi Trust and purchased Bank Owned Life Insurance policies (the “BOLI”) to help offset the Company’s costs associated with the Continuation Agreements by taking advantage of favorable tax treatment associated with the anticipated appreciation in the cash surrender values of the BOLI. The Rabbi Trust is the owner and sole beneficiary of all of the BOLI, with none of the death proceeds shared with the Insureds.

The Rabbi Trust is at all times entitled to an amount equal to the BOLI’s cash value, less any policy loans and unpaid interest or cash withdrawals previously incurred and any applicable surrender charges. The aggregate cash surrender values of the BOLI approximated $ 10,565,998 and $10,178,823, as of December 31, 2006 and 2005, respectively.

The Company's obligation under the Continuation Agreements is that of an unfunded and unsecured promise by the Company to pay money in the future; and the executive, the executive's spouse and the executive's beneficiary are unsecured general creditors with respect to any benefits which may be payable under the terms of the Continuation Agreements.

The total benefits to be paid under the Continuation Agreements were designed to be recovered through the use of life insurance policies purchased by the Company applicable to each executive officer. The life insurance policies are not plan assets; however, the cash surrender value of such life insurance policies is included as an asset in the Company’s consolidated balance sheet. Based upon current actuarial projections, the Committee believes the entire cost of providing these benefits will ultimately be recovered by the Company through the receipt of the life insurance policy proceeds or redemption of cash surrender values.

The assumptions used in the calculation of the accumulated benefit disclosed in the pension benefits table above are included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange

Commission and are incorporated herein by reference. The present value of accumulated benefits is calculated assuming a normal retirement age of 65 and using the discount rate and other pertinent information as discussed in footnote 2 of the Pension Benefits Table above.

Nonqualified Deferred Compensation

The Company does not have any non-qualified defined contribution or other deferred compensation plans in which any of the Named Executive Officers participate.

Change in Control Agreements and Potential Severance Benefits

The following narrative discusses information regarding the potential payments and benefits, including perquisites, that would be payable to each of the Named Executive Officers in the event of the termination, change in control or a change in the Named Executive Officer’s responsibilities, including the quantification of such payments and benefits assuming (i) the triggering event took place on the last business day of the Company’s last completed fiscal year, and (ii) the price per share of the Company’s shares is the closing market price as of that date.

In January 1999, the Bank entered into certain Change in Control Agreements (“CCA”) with Bruce Maclin and Bart Hill (“Employees”), which were amended in June 2001 and April 2003. Such agreements are sometimes referred to as “Golden Parachutes” and are designed to avoid the loss of key employees in the event of speculation about possible changes of control. It is generally believed that such protection allows executives to remain focused on the business of a company even if hostile actions are brought against the company.

Under the terms of each CCA, upon a change of control and subject to certain limitations, the Employee is entitled to severance payments equal to three (3) times the Employee’s annual rate of base compensation plus three (3) times the highest annual bonus awarded to the Employee during the prior three years. The CCAs also contain a “Gross Up Payment” clause which would, in the event the severance payment becomes subject to an excise tax under Code Sections 2806 and 4999, the Company would be required to increase the payment to the amount necessary to pay the Employee the same amount as if no excise tax were applicable. In addition, the CCAs contain a provision pursuant to which the Company will contribute to an irrevocable grantor trust the then present value of the Employee’s fully vested benefit under their respective Executive Salary Continuation Agreements. Upon Employee’s termination of employment, the Employee will receive a lump sum cash distribution from the trust equal to the amount determined in accordance with his or her Continuation Agreement.

The CCA defines a “change of control” to mean:

(a)	dissolution or liquidation of the Company;

(b)	a reorganization, merger or consolidation of the Company where the Company is not the surviving entity;

(c)	any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets;

(d)	any merger or consolidation in which the holders of the Company’s voting shares before the merger or consolidation will not hold 50% or more of the voting shares of the surviving entity; or

(e)	a change of 50% or more in the members of the Company’s Board of Directors within a 12-month period, unless the election or nomination of each new director was approved by 75% of the directors then still in the office who were in office at the beginning of the 12-month period.

If December 31, 2006 was used as the applicable change of control date, Mr. Maclin and Mr. Hill would each be entitled to a severance payment of approximately $1,838,268 pursuant to their respective CCAs in addition to payments under their Continuation Agreements discussed under Pension Benefits above. Based on the “gross-up” clauses in the CCAs, Mr. Maclin and Mr. Hill would each be entitled to gross-up payments applicable to “Golden Parachute” payments due in excess of the base amount allowed under Internal Revenue Code (IRC) Section 280G of approximately $781,881 and $783,109, respectively, to reimburse each of them for excise and income taxes owed by them under state and federal law.

Additionally, the CCAs with Mr. Maclin and Mr. Hill provide that, in the event of a change in control, they will become fully vested in all awards granted to them under all stock option, stock appreciation rights, restricted stock, phantom stock or similar plans or agreements, regardless of any provisions in such plans or agreements that do not provide for full vesting. As of December 31, 2006, Mr. Maclin and Mr. Hill each had options to purchase 9,000 shares of the Company's stock that would immediately become exercisable in the event of a change in control. Under IRC Section 280G, the value of stock options vested upon acceleration due to a change in control would be considered “Golden Parachute” payments. Mr. Maclin and Mr. Hill would each be entitled to gross-up payments for applicable excise and income taxes owed by them under state and federal law of $54,817 and $81,273, respectively.

In June 2001, the Bank entered into CCAs with Stephen M. Annis and John W. Ivy which were amended in April 2003 and which are substantially similar with the CCAs for Mssrs. Maclin and Hill. Under the terms of their CCAs, however, Mssrs. Annis and Ivy are entitled to severance payments equal to one and a half (1 ½) times their annual rate of base compensation plus one and a half (1 ½) times their highest annual bonus awarded to them by the Bank during the prior three years. The CCAs for Mssrs. Annis and Ivy also do not contain “Gross-Up Payment” provisions. Moreover, Mssrs. Annis’ and Ivy’s CCAs do not include provisions providing for a lump sum payment relating to their Continuation Agreements to be paid upon a change in control. Additionally, their CCAs do not provide for the acceleration of vesting of stock or option awards.

If December 31, 2006 was used as the applicable change of control date, Mssrs. Annis and Ivy would each be entitled to a severance payment of $293,793 pursuant to their respective CCAs.

San Joaquin Bank 401(k) Plan

The Company, through the Bank, has in place a contributory retirement plan known as the San Joaquin Bank 401(k) Plan (the “401(k) Plan”) for all employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that an employee may elect to enroll on January 1 and July 1 of any plan year, provided that the employee has attained age 21 and has been employed by the Bank for at least 12 months. For each plan year, an employee’s elective deferrals may not exceed a specific dollar amount determined by the IRS. All of the Named Executive Officers participate in the 401(k) Plan.

To encourage its employees to elect to make salary reduction contributions, the Company has elected to match such contributions to the extent of fifty percent (50%) of contributions on the first five percent (5%) of the employee’s pay (a maximum of 2.5% of the employee’s compensation). At its meeting of December 15, 1998, the Board of Directors amended the 401(k) Plan to permit the Board, at its discretion, to make additional discretionary contributions (in excess of the 50% of 5% of compensation referred to above) to eligible non-officer employees.

Further information about the 401(k) Plan is contained in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Compensation of Directors

The following table set forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donald S. Andrews	44,050	-	7,156	-	-	-	51,206

Melvin D. Atkinson	18,600	-	1,444	-	-	-	20,044

Louis Barbich (1)	-	-	10,347	-	27,858	-	38,205

Elvin Berchtold (2)	14,000	-	10,347	-	-	-	24,347

L. Rogers Brandon	38,900	-	7,156	-	-	-	46,056

Jerry Chicca	19,750	-	3,479	-	-	-	23,229

Robert Montgomery	39,750	-	7,156	-	-	-	46,906

Virginia Moorhouse	14,250	-	6,933	-	-	-	21,183

1.	See "Deferred Fee Agreement" below.
2.	On March 21, 2007 Mr. Berchtold announced his retirement from the Board effective as of April 19, 2007

During 2006, each non-employee director of the Company received direct remuneration in the form of Board meeting fees as follows: (a) $1,400 for each Board meeting attended (regular Board meetings were not held during the months of July and August, 2006, therefore, each non-employee director received a retainer in the amount of $1,400 in lieu of any other Board meeting fees for each of those two months); (b) $400 for attendance at each Audit Committee meeting (the Chairman of the Audit Committee receives a $10,000 annual retainer in lieu of meeting fees); and (c) $250 for attendance at each Compensation Committee meeting (The Chairman of the Compensation Committee receives a $5,000 annual retainer in lieu of meeting fees); (d) $450 for attendance at each loan committee meeting; and, $250 for attendance at any other committee meeting. All non-employee directors are reimbursed for their expenses incurred in attending Board and committee meetings.

Under the San Joaquin Bancorp 1999 Option Plan (the "1999 Plan"), each eligible non-employee director is automatically granted a non-statutory option to purchase 1,000 shares of the Company’s common stock upon the conclusion of each regular annual meeting of shareholders as further explained in the “Stock Option Plans” section herein and in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference. In March 2007, the Company amended the existing stock option agreements of directors Montgomery and Berchtold to provide for full vesting of any options granted to them in the event of their retirement after age 85, or disability, or death.

The Chairman of the Board, Bruce Maclin, and the President and Chief Executive Officer, Bart Hill, are compensated as employees of the Company and did not receive any directors’ fees.

Deferred Fee Agreement

In October, 1996, to encourage non-employee directors to remain members of the Bank’s Board of Directors, the Board authorized the Bank to enter into certain deferred fee agreements pursuant to which a director could elect to defer the directors’ total fees (including salary and bonus) (the “Fees”) payable by the Bank to the Director. Payment of the deferred Fees and accrued interest occurs upon retirement, disability, change of control of the Bank, determination of hardship, or death.

On October 9, 1996, the Bank entered into a Deferred Fee Agreement (the “Agreement”) with Louis J. Barbich to defer One Hundred Percent (100%) of his Fees. Between October 9, 1996 and March 31, 2007, a total of $213,690 has been deferred pursuant to the Agreement, including deferral of $27,858 in 2006. No other Directors have entered into a deferred fee agreement with the Bank or the Company.

TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

The Board has adopted a Related Person Transaction Policy (“Policy”) to set forth the policies and procedures for the review and approval or ratification of Related Person Transactions . A “Related Person Transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a Related Person had or will have a direct or indirect material interest. The Board of Directors has determined that certain transactions or matters do not create a material direct or indirect interest on behalf of a Related Person, and are, therefore, not “Related Person Transactions” for purposes of the Policy. These transactions and matters include but are not limited to the following:

1.	Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; or

2.	Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; or

3.	Interests arising from both the position and ownership level described in (1) and (2) above; or

4.	Interests arising solely from the Related Person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her Immediate Family Members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or five percent (5%) of the annual gross revenues of the entity receiving payment under the transaction; or

5.	A transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation Committee of the Board or a group of independent directors of the Company performing a similar function; or

6.	A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; or

7.	A transaction that involves borrowing from the Company, provided: (i) the loan was made in the ordinary course of business; (ii) the loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; (iii) the loan did not involve more than the normal risk of collectibility or present other unfavorable features; (iv) the loan is not disclosed as nonaccrual, past due, restructured or potential problem; and (v) payments with respect to the loan (including fees and interest, but not including principal repayment) are less than the greater of two-hundred thousand dollars ($200,000) or five percent (5%) of the annual gross revenues of the other entity that is a party to the transaction.

Transactions that fall within the above definition which are not exempt transactions will be referred to the Board of Directors or the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant circumstances, the Board or the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. If the Company becomes aware of an existing transaction with a Related Person which has not been approved under the Policy, the matter will be referred to the Board or Audit Committee for consideration.

Certain of the directors, executive officers, principal shareholders and their associates have had banking transactions with San Joaquin Bank in the ordinary course of business. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, did not involve more than a normal risk of collectibility and did not present other favorable features. All of these banking transactions and outstanding loans and commitments included therein fell within one or more of the exempt transactions listed or referred to above and were not considered material.

On March 21, 2006, based upon the recommendation of the Company’s Audit Committee, the Board of Directors approved a purchase agreement between the Company and a related person, John Ivy, the Chief Credit Officer of the Bank and a Named Executive Officer of the Company. The transaction was reviewed and approved pursuant to the Company’s Related Person Transaction Policy. On March 22, 2007, the Company entered into the purchase agreement which provides that the Company will purchase from Mr. Ivy, his residence located in Rockwall, Texas. The purchase price of the property is equal to the fair market value of $381,000, as determined by an independent appraiser. The Company will also pay the closing costs associated with the transaction.

The purchase of the property is a one-time transaction undertaken to assist on a family relocation matter and for internal operations purposes. The Company intends to list the property for $375,000 and to promptly sell the property subject to local market conditions. Any gain or loss associated with the sale of the property will be for the account of the Company.

Information regarding director independence can be found under the heading "Board of Directors and Committees."

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The Company does not know of any person or group that beneficially owned more than 5% of its common stock on April 10, 2007, except as disclosed below.

	Number of Shares of Common
Name and Address of Beneficial Owner(a)	Stock Beneficially Owned		Percent of Class

Bruce Maclin	511,919	(b)	14.53%
Banc Funds Co LLP	237,663	(c)	6.74%
Bart Hill	195,802	(d)	5.56%

(a)	The address of Bruce Maclin and Bart Hill is 1301 – 17th Street, Bakersfield, CA 93301. The address of Banc Funds Co LLP is 208 S. LaSalle Street, Chicago, IL 60604.

(b)	See footnote 10 on page 28 herein.

(c)	The information in this footnote is based solely upon a review of the most recent Schedule 13G filed jointly by Banc Fund V L.P. ("BF V"), Banc Fund VI L.P. ("BF VI"), and Banc Fund VII L.P. ("BF VII"), (collectively, the "Reporting Persons") dated as of December 31, 2006. The general partner of BF V is MidBanc V L.P. ("MidBanc V"), whose principal business is to be a general partner of BF V. The general partner of BF VI is MidBanc VI L.P. ("MidBanc VI"), whose principal business is to be a general partner of BF VI. The general partner of BF VII is MidBanc VII L.P. ("MidBanc VII"), whose principal business is to be a general partner of BF VII. MidBanc V, MidBanc VI, and MidBanc VII are Illinois limited partnerships. The general partner of MidBanc V, MidBanc VI, and MidBanc VII is The Banc Funds Company, L.L.C., and ("TBFC"), whose principal business is to be a general partner of MidBanc V, MidBanc VI, and MidBanc VII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF V, BF VI, and BF VII, since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC.

(d) See footnote 8 on page 28 herein.

Security Ownership of Directors and Management

For the purposes of the disclosure of ownership of shares by directors and management, shares are considered to be “beneficially” owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of April 10, 2007.

The following table shows the number of common shares and the percentage of the common shares beneficially owned by all directors and nominees, each of the Named Executive Officers, and directors and executive officers of the Company as a group as of April 10, 2007:

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner**	Beneficially Owned	Beneficially Owned

Donald S. Andrews (1)	2,200	*
Stephen M. Annis (2)	70,593	2.00%
Melvin D. Atkinson (3)	2,000	*
Louis J. Barbich (4)	25,169	*
Elvin G. Berchtold (5)	83,637	2.37%
Rogers Brandon (6)	59,302	1.68%
Jerry Chicca (7)	6,308	*
Bart Hill (8)	195,802	5.56%
John W. Ivy (9)	47,391	1.34%
Bruce Maclin (10)	511,919	14.53%
Robert B. Montgomery (11)	38,590	1.10%
Virginia F. (Ginger) Moorhouse (12)	7,400	*

All director nominees and Named Executive Officers as a group	1,050,311	29.80%

* Indicates less than 1%

**	The address of all persons listed is 1301 – 17th Street, Bakersfield, CA 93301

	(1)	Includes 2,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

	(2)	Includes 47,973 shares held by The Annis Family Trust that Stephen M. Annis is deemed to beneficially own as a co-trustee of the Annis Family Trust. Nancy Annis, Mr. Annis’ wife, is also a co-trustee of The Annis Family Trust. Also, includes 22,620 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

	(3)	Includes 500 shares held by Mr. Atkinson's wife, Darci A. Atkinson in her individual retirement account.

	(4)	Includes 18,339 shares held by the Louis J. Barbich, CPA, Inc. Pension Trust that Louis J. Barbich is deemed to beneficially own as a co-trustee of the Louis J. Barbich, CPA, Inc. Pension Trust. Sheryl Barbich, Mr. Barbich’s wife, is also a co-trustee of the Louis J. Barbich, CPA, Inc. Pension Trust. Also, includes 6,830 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

	(5)	Includes (i) 81,521 shares held by The Berchtold Family Trust that Elvin G. Berchtold is deemed to beneficially own as a co-trustee of The Berchtold Family Trust. Ida E. Berchtold, Mr. Berchtold’s wife, is also a co-trustee of The Berchtold Family Trust, (ii) 7,500 shares held by Ida E. Berchtold in an individual retirement account, (iii)

28,170 shares held by Berchtold Bros., a trust that handles investments for Mr. Berchtold’s children, of which Mr. Berchtold and his wife are co-trustees and (iv) 3,248 shares held by The Wilheminia Westlund Berchtold Trust, which Mr. Berchtold is deemed to beneficially own as a co-trustee of The Wilheminia Westlund Berchtold Trust. Ida E. Berchtold is also a co-trustee of The Wilheminia Westlund Berchtold Trust. Also, includes 6,830 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007. On March 21, 2007 Mr. Berchtold announced his retirement from the Board effective as of April 19, 2006.

(6)	Includes 45,352 shares held by The Rogers & Esther R. Brandon Family Trust that Rogers Brandon is deemed to beneficially own as a co-trustee of The Rogers & Esther R. Brandon Family Trust. Esther R. Brandon, Mr. Brandon’s wife, is also a co-trustee of The Rogers & Esther R. Brandon Family Trust. Includes 5,000 shares owned by Salisbury Brandon LLC, of which Mr. Brandon is a member. Also, includes 3,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

(7)	Includes 200 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

(8)	Includes 123,002 shares held jointly by Bart Hill and his wife, Napier Hill. Also includes 72,800 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007. 102,742 shares of Company stock owned by Mr. Hill are pledged as security for an extension of credit with an unaffiliated financial institution.

(9)	Includes 22,620 shares underlying options that are currently exercisable or exercisable within 60 days of April 3, 2007. 24,771 shares of Company stock owned by Mr. Ivy are pledged as security for an extension credit with an unaffiliated financial institution.

(10)	Includes 357,721 shares held jointly by the Bruce and Laurie Maclin Trust that Bruce Maclin is deemed to beneficially own as co-trustee of the trust. Laurie Maclin, Mr. Maclin’s wife, is also a co-trustee of the Bruce and Laurie Maclin Trust. Includes 78,248 held by Mr. Maclin in his individual retirement account and 1,140 shares held by Mr. Maclin's wife in her individual retirement account. Includes 9,000 shares held by Laurie Maclin. Also includes 65,800 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

(11)	Includes 32,090 shares held by The Montgomery Family Trust that Robert B. Montgomery, a Director of the Bank, is deemed to beneficially own as a co-trustee of The Montgomery Family Trust. Ruth Ann Montgomery, Mr. Montgomery’s wife, is also a co-trustee of The Montgomery Family Trust. Also, includes 6,500 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

(12)	Includes 5,300 shares held by The Virginia F. Moorhouse Trust that Virginia F. (Ginger) Moorhouse is deemed to beneficially own as trustee of The Virginia F. Moorhouse Trust, and 100 shares held by her husband, John P. Moorhouse, Jr. Also, includes 2,000 shares underlying options that are currently exercisable or exercisable within 60 days of April 10, 2007.

Section 16 Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s common stock to file with the Securities Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements were complied with by the Company’s officers, directors and 10% shareholders except as noted below.

Director Bruce Maclin failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on March 13, 2007.

Director Rogers Brandon failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on April 3, 2007.

PROPOSAL 2 – RATIFICATION OF AUDITORS

The Audit Committee has approved the appointment of the firm of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation to serve as independent auditors for 2007 to examine the consolidated financial statements of the Company. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Audit Committee and the Board of Directors in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as the Bank’s independent auditors is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent auditors. The Board of Directors recommends that the shareholders vote for the proposal to ratify the appointment of the Bank’s independent auditors.

Audit Fees

The aggregate fees billed to the Bank by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation with respect to services performed for fiscal years 2006 and 2005 are as follows:

	2006	2005

Audit fees (1)	$ 81,264	$ 47,426
Audit related fees (2)	18,370	21,734
Tax fees (3)	20,882	14,835
All other fees(4)	-	3,486

	$ 120,516	$ 87,481

(1)	Audit fees consisted of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services rendered for the audit of the Bank’s consolidated financial statements included in the Annual Report on Form 10-K and for audits of subsidiaries in fiscal years 2006 and 2005.

(2)	Audit related fees consisted of aggregate fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Bank’s financial statements and not reported under the heading "Audit Fees" above for fiscal years 2006 and 2005.

(3)	Tax fees consisted principally of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for assistance relating to tax compliance and reporting, and preparation of tax returns in fiscal years 2006 and 2005.

(4)	All other fees consisted of aggregate fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for review of general accounting procedures, research related to stock option plans and review of regulatory reporting, including quarterly press releases and Forms 10-Q for fiscal years 2006 and 2005.

The Audit Committee’s policy is to pre-approve all audit, audit-related, and tax services and fees by the Company’s independent auditors and approve all other audit services and fees. The Audit Committee pre-approved all audit services, audit-related services and tax services performed for the Company and the Bank by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation and approved all other audit services and fees during fiscal year 2006. The audit committee has approved all fees submitted by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation during 2006 and 2005.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation’s independence.

Representatives of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation will be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     THE BOARD RECOMMENDS RATIFICATION OF BROWN ARMSTRONG PAULDEN MCCOWN STARBUCK & KEETER ACCOUNTANCY CORPORATION AS INDEPENDENT AUDITORS FOR 2007.

AUDIT COMMITTEE REPORT[1]

The Audit Committee is composed of three Directors who are neither officers nor employees of the Company or the Bank, and who meet the independence requirements for audit committee members of NASDAQ and of the Securities and Exchange Commission (SEC). A written charter, approved by the Board of Directors, governs the Committee. The charter was amended and restated on January 25, 2007 and is attached to this Proxy Statement as Appendix B. The Audit Committee selects and retains the Company’s independent auditors, and assists the Board in its oversight of the integrity of the Company’s financial statements and the internal audit and control function. The Audit Committee oversees the performance of the independent auditors in their conduct of the audit.

The Board of Directors appointed Louis J. Barbich as the Chairman of the Audit Committee. The Board has determined that Mr. Barbich is both independent and an audit committee financial expert, as defined by SEC regulations.

Except for Mr. Barbich, who is a Certified Public Accountant, the Audit Committee members are not professional accountants or auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management or the independent auditors. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, as part of their examination, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements and discussed such statements with management and the independent auditors.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the financial statements with members of management. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, including the auditor’s judgment about the quality as well as the acceptability of the Company’s accounting principles, as applied in its financial reporting.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1 (Independence Discussions with the Audit Committees). The Audit Committee discussed with the independent auditors the firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Louis J. Barbich, Chairman	Melvin D. Atkinson	Jerry Chicca

_______________

1. The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

OTHER INFORMATION Shareholder Proposal Guidelines

To be considered for inclusion in the Company’s Proxy Statement and on the proxy card for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary of the Company, 1000 Truxtun Avenue, Bakersfield, California 93301, no later than 5:00 p.m. PDT on December 15, 2007. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s Meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to print and mail our Proxy Statement. All such proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. In order for business, other than a Shareholder proposal submitted for inclusion in the Company's Proxy Statement, to be properly brought before next year’s Annual Meeting by a Shareholder, it must be received by the Corporate Secretary at the Company’s principal executive office not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting. However, if the date of next year's annual meeting is advanced by more than 20 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered or mailed and received not earlier than 90 days prior to such annual meeting and not later than the close of business on the later of the 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholder Communication to the Board of Directors

The Board encourages that written communication from shareholders be sent to: Corporate Secretary, San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301, (661) 281-0360. You should include your name and address in the written communication and indicate whether you are a shareholder. All communication will be reviewed and processed by the Corporate Secretary. Correspondence requesting corporate information or asking questions that can more efficiently be addressed by management or a particular department will be forwarded to the appropriate manager or department for response. However, shareholder communication regarding employee fraud, financial reporting issues, internal control/risk issues, corporate governance/oversight issues or other matters appropriately handled by the Board will be forwarded to the Board, a Committee of the Board, or appropriate Board member. The Corporate Secretary may summarize lengthy, repetitive or duplicative communications.

Other Matters

Management and the Board of Directors of the Company do not know of any matters to be presented at the Annual Meeting other than those specifically referred to herein. If any other matters should properly come before the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment.

The cost of the solicitation of proxies in the accompanying form will be borne by the Company. The Company will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce Maclin Chairman of the Board and Chief Executive Officer Dated: April 12, 2007	Bart Hill President

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Board will maintain at least a majority of independent members. The Board will include the Chief Executive Officer and President and may elect or nominate other members of management as directors. Under SEC rules, the Board must affirmatively determine that a director is independent by adopting the definition of independence of a national securities exchange or of an inter-dealer quotation system which has requirements that a majority of the board of directors be independent, and state which definition is used. The Board has selected the definition of independence of the NASDAQ and will apply the NASDAQ’s criteria in determining which of its members (including members of committees of the Board) is independent. For purposes of assisting the Board in making this determination, the Board will consider all transactions, relationships, or arrangements of which it is aware between or involving the Company and any subsidiary and the director or any nominee. The Board may conclude that a director or nominee is independent even when certain business or tax-exempt organization relationships are present so long as the relationships are not material relationships that would impair a director’s independence or otherwise would not be permissible under NASDAQ criteria. Directors are requested to inform the Chairman of the Board before serving as an officer, general partner, managing member or director of an outside for-profit enterprise so that the opportunity can be reviewed for any possible conflicts of interest and help assure that the new demands on a director will not detract from the director’s ability to act independently.

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APPENDIX B

     SAN JOAQUIN BANCORP AUDIT COMMITTEE CHARTER

Amended and Restated by the Board of Directors: January 25, 2007

STATEMENT OF POLICY

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors in overseeing the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the external and internal auditors, and the annual independent audit of the Corporation’s financial statement.

The primary responsibility of the Committee is to oversee the Corporation’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. It is not the duty of the Committee to plan or conduct audits, to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws. These are the responsibilities of management, the internal auditor and the external auditor. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee is entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP AND PROCEDURES Committee Authority

The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor or internal auditor (including resolution of disagreements between management and the external or internal auditor) for the purpose of preparing the Corporation’s financial statements. The external auditor and the internal auditor shall report directly to the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, internal auditor or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage, at the Company’s expense, outside auditors for special audits, reviews and other procedures and to retain outside or special counsel and other experts or consultants, without prior permission of the Company’s Board of Directors or its management.

Membership and Appointment

The Committee shall comprise not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors, in accordance with the bylaws of the Company.

Chairperson

A chairperson of the Committee (the “Chairperson”) shall be designated by the Board of Directors. The Chairperson has the authority to prepare and/or approve an agenda in advance of any meeting.

Qualifications

Each member of the Committee shall meet the independence requirements of the National Association of Securities Dealers Automated Quotations (NASDAQ) and all pertinent Securities and Exchange Commission

(SEC) rules and regulations with respect to audit committee members. The Board of Directors shall endeavor to appoint at least one member to the Committee who is an audit committee “financial expert” as defined by the SEC. At least annually, the Board of Directors shall determine whether all existing and potential Committee members are independent of management of the Company.

Meetings and Evaluations

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. From time to time, to the extent the Committee so determines, it may make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

Internal Audit Function

For purposes of this Committee Charter, the terms “internal audit,” “internal auditor” and “internal audit function” may refer to an individual or individuals who are employed by the Corporation in the capacity of Internal Auditor(s), or if the Corporation’s Board of Directors or the Committee elects to outsource the internal audit function, these terms may refer to, as appropriate, an outside, independent audit firm that provides internal audit services.

RESPONSIBILITIES AND PROCESSES

The following shall be the principal recurring processes of the Committee in carrying out its oversight functions. The processes are set forth below as a guide with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

        1. The Committee shall approve the fees and other significant compensation to be paid to the external auditor.

        2. In connection with the approval of the external auditor’s fees and other compensation, the Committee shall consider whether the external auditor’s performance of any non-audit services is compatible with the external auditor’s independence.

      3. Annually, the Committee shall recommend to the Board of Directors the selection of the Corporation’s external auditor, subject to shareholder ratification of the selection, if such ratification is required or sought. Additionally, the Committee should:

                (a) discuss with the external auditor its internal quality-control procedures and any material issues raised by the most recent internal quality control review or peer review of the external auditor or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor and the steps taken to deal with those issues; and

                (b) ensure that the external auditor submits annually a formal written statement delineating all relationships between the external auditor and the Corporation. The Committee is responsible for engaging in a dialogue with the external auditor with respect to such disclosed relationships that may impact the objectivity and independence of the external auditor and recommend that the Board of Directors take appropriate action to satisfy itself of the external auditor’s independence.

        4. The Committee shall discuss with the external auditor and internal auditor the overall scope and plans for their respective audit examinations including staffing, locations, reliance upon management and general audit approach.

        5. The Committee shall discuss with management, the internal auditor and the external auditor the integrity of the Corporation’s financial reporting processes and controls including the adequacy and effectiveness of the accounting and financial records and system for monitoring and managing business risk and legal compliance programs. Further, the Committee shall meet separately with the internal auditors and the external auditor, with and without management present, to discuss the results of their examinations.

        6. The Committee shall review and discuss with management, the internal auditor and the external auditor the Corporation’s interim financial results to be included in the Corporation’s quarterly reports filed with the Federal Reserve Bank and the Securities and Exchange Commission and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented (“SAS No. 61”)..

        7. In connection with regulatory examinations, the Committee shall review and evaluate the examination results relating to financial reporting and when it determines it is appropriate, make recommendations to the Board of Directors regarding the financial reporting of the Corporation in any area criticized by the state or federal bank regulatory agencies.

        8. The Committee shall review with management, the internal auditor and the external auditor the financial statements to be included in the Corporation’s Form 10-K (or the annual report if distributed prior to filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting. The review shall also include a discussion of the reasonableness of the judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosures. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the external auditor under generally accepted auditing standards, including the matters required to be discussed by SAS No. 61.

        9. Based on its review and discussions of items 3(b) and 8, the Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

        10. The Committee shall review disclosures made to the Committee by the Corporation’s management during their certification process for the Corporation’s Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

        11. The Committee, as a whole, or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor and the external auditor prior to the filing of the Corporation’s Reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filings.

        12. The Committee shall discuss the results of the audit with the external auditor prior to release of the year-end earnings and generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

        14. The Committee shall review the performance, appointment and replacement of the internal auditor (and any outside firms selected by the Committee to support the internal audit function). Additionally, the Committee shall review changes in plan, activities, organizational structure and qualifications of the internal audit firm, as needed, and consider significant reports prepared by the internal audit function together with management’s response and follow-up to these reports.

        15. The Committee shall establish procedures for:

                (a) The receipt, retention, investigation and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters (including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Corporation’s accounting policies);

                (b) The confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters or reports of retaliation against employees who make allegations or reports related to accounting, ethical conduct or legal or regulatory matters; and

                (c) Review and approval of all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest except for those related party transactions which have been reviewed and approved by another independent committee of the Board.

In the discretion of the Committee, responsibilities of the Audit Committee created by the procedures in this item may be delegated to the Chairman of the Committee except with respect to approval of related party transactions in subsection (c) above.

REPORTS

        1. The Committee shall prepare or cause the preparation of the report required by the rules of the Securities and Exchange Commission for inclusion in the Corporation’s annual proxy statement.

        2. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by a majority of the Board of Directors.

APPENDIX C

COMPENSATION COMMITTEE CHARTER

I. PURPOSE

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of San Joaquin Bancorp (the “Company”) is to discharge the Board’s responsibilities relating to compensation of the Chief Executive Officer (“CEO”) and other executive officers of the Company and San Joaquin Bank, and to consider, recommend, administer and implement the Company’s incentive-compensation and equity-based plans. The Committee also is responsible for preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”), as they may be amended from time to time.

II. MEMBERS and MEETINGS

The Committee will be composed of three (3) or more directors, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”). All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. Recommendations for appointment to the Committee shall be in accordance with the Bylaws of the Company. Members of the Committee shall be appointed and replaced by the Board at any time. The Chairman of the Committee shall be designated by the Board.

The Committee shall meet not less than twice each year. Additional meetings may be called and held at any reasonable time in the discretion of the Committee Chairman or the Chairman of the Board.

III. AUTHORITY and RESPONSIBILITIES

The Committee shall also function as the Compensation Committee of the Company’s wholly-owned subsidiary, San Joaquin Bank (“Bank”).

The Committee is responsible with respect to compensation matters as follows:

A. Review annually, and have responsibility and authority for approving or recommending to the Board for approval, management’s recommendations and criteria for the overall annual compensation to be paid and accrued for all officers of the Company and the Bank in the aggregate.

B. Review annually, and have responsibility and authority for approving or recommending to the Board for determination, compensation, including salary, bonus and other perquisites and benefits, severance arrangements, change of control agreements and any special, supplemental or retirement benefits, of the CEO and other executive officers. The executive officers of the Company shall be those persons designated “officers” by the Board for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

C. Review upon new hire, and have responsibility and authority for approving or recommending to the Board for determination, the terms of employment, including compensation, title, reporting relationship, authority, duties and responsibilities, of the CEO and other executive officers.

D. Review and recommend to the Board, changes to the compensation and benefits provided to directors of the Company and the Bank, including as members of any committees of the Board.

E. Review, and recommend to the Board for approval, subject as necessary or appropriate to shareholder approval, stock option plans and other incentive or equity- based compensation plans that permit payment in

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or based upon the Company’s stock and administer, implement, recommend and discharge any responsibilities assigned to the Committee by the Board or any of these plans, including, but not limited to, approval of option grants and other awards, interpreting the plans and modifying or accelerating existing grants or awards.

F. Review, and recommend to the Board for approval, other compensation plans (and material amendments to such plans) in which the Board, the CEO and other executive officers participate and other broadly-based compensation plans (and material amendments to such plans) which, by their terms, are available to employees or officers or directors; provided, however, that the Committee shall not be empowered to review, consider or approve broad-based employee benefit plans (such as medical or insurance plans) not specifically delegated to the Committee, and the consideration of any such plans shall the remain the responsibly of the Board or officers of the Company and the Bank, depending on the amounts involved.

IV. REPORTING, ASSESSMENTS and RESOURCES

The Committee shall prepare, or be responsible for the preparation of, a report or discussion on executive compensation for inclusion in the Company’s annual meeting proxy statement, in accordance with applicable SEC rules and regulations.

The Committee shall make regular reports to the Board and shall review and reassess its Charter periodically and recommend any proposed changes to the Board for approval.

The Committee has the power and authority to retain and compensate compensation consultants to be used to assist in matters related to its oversight of executive officer or director compensation, including the authority to approve the consultant’s fees and other retention terms and to obtain the advice and assistance from internal or outside legal, accounting or other advisors. The Committee may meet with the CEO and other executive officers of the Company for time to time to discuss compensation or other related matters and employees of the Company may provide the Committee with assistance in carrying out its assigned responsibilities.

[As approved by Board of Directors on December 19, 2006]

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VOTE BY INTERNET OR MAIL
QUICK ★★★ EASY ★★★ IMMEDIATE

SAN JOAQUIN BANCORP

Voting by Internet is quick, easy and immediate. As a shareholder of San Joaquin Bancorp, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 22, 2007.

To Vote Your Proxy by Internet:
Go to www.continentalstock.com.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

To Vote Your Proxy by mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Item 2, below. The proxies will have discretionary authority to vote in accordance with their judgment on any other matter that comes before the Meeting. Unless otherwise specified, this proxy will be voted "FOR" all nominees and "FOR" Proposal 2.

Please mark your votes like this X

1. To elect the following nine (9) persons to the Board of Directors to serve until the 2008 Annual Meeting of Shareholders and until their successors shall be elected and qualified:

FOR ALL NOMINEES except for the nominee(s) name(s) written below. ☐ WITHHOLD ALL NOMINEES ☐

01 Donald S. Andrews
02 L. Rogers Brandon
03 Robert B. Montgomery
04 Melvin D. Atkinson
05 Jerry Chicca
06 Virginia F. (Ginger) Moorhouse
07 Louis J. Barbich
08 Bart Hill
09 Bruce Maclin

(Instruction: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space provided below.)

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Label Area 4" x 1 1/2"

This Proxy will be voted as directed by the Shareholder or, if no instructions are given by the Shareholder, the Proxy Holders will vote "FOR" the above proposals.

If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

Please check this box, if you plan to attend this meeting. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature: ____________ **Signature:** ____________ **Date:** ________, **2007.**

Please sign exactly as shown above and give your full title, if applicable. If acting as attorney, executor, trustee or in other representative capacity, please give title.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

SAN JOAQUIN BANCORP

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Louis J. Barbich, Melvin Atkinson and Robert B. Montgomery, and any of them, each with full power of substitution as proxy of the undersigned, to attend the Annual Meeting of the Shareholders of San Joaquin Bancorp (the"Company") to be held at the Rosedale Office of San Joaquin Bank located at 3800 Riverlakes Drive, Bakersfield, California 93312, at 4:00 p.m. PDT, on Wednesday, May 23, 2007 and any postponement or adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on reverse side and described in the accompanying Proxy Statement.

Your internet vote authorizes the persons named above to vote your shares in the same manner as if you marked, signed and returned your proxy card.

(See reverse for voting instructions.)